Exhibit 21
Subsidiaries of the Registrant
Listed below are subsidiaries of Tennant Company as of December 31, 2018.

Subsidiary	Jurisdiction of Organization
Applied Kehrmaschinen GmbH	Federal Republic of Germany
Applied Sweepers Group Leasing Limited	United Kingdom
Applied Sweepers Holdings. Limited	United Kingdom
Applied Sweepers International Limited	United Kingdom
CT Corporation Ltd.	People’s Republic of China
Eagle International LLC	Delaware
Floorep Limited	United Kingdom
Foma Norge AS	Kingdom of Norway
Hofmans Machinefabriek en Constructiebedrijf B.V.	Netherlands
Interclean Assistance ICA S.A.	French Republic
IP Cleaning Espana S.L.	Kingdom of Spain
IP Gansow GmbH	Federal Republic of Germany
IP Cleaning India Pvt. Ltd.	Republic of India
IP Cleaning S.r.l.	Italian Republic
IP Cleaning Sverige AB	Kingdom of Sweden
IPC Eagle Corporation	Minnesota
IPC Euromop Iberica S.L.	Kingdom of Spain
IPC Industria e Commercio Ltda.	Federative Republic of Brazil
IPC Tools S.p.A.	Italian Republic
Nobles Floor Machines Limited	United Kingdom
Servicios Integrados Tennant	United Mexican States
Sociedade Alfa Ltda.	Federative Republic of Brazil
Soteco Benelux B.V.B.A.	Belgium
TCO C.V.	Netherlands
Tennant Asia Pacific Holdings Pte Ltd.	Republic of Singapore
Tennant Australia Pty Limited	Australia
Tennant CAD Holdings LLC	Minnesota
Tennant Cleaning Solutions Ireland Limited	Ireland
Tennant Cleaning Systems and Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Tennant Cleaning Systems India Private Limited	Republic of India
Tennant Coatings, Inc.	Minnesota
Tennant Company Far East Headquarters Pte Ltd.	Republic of Singapore
Tennant Company Japan, Ltd.	Japan
Tennant Company (Thailand) Ltd.	Thailand
Tennant Europe B.V.	Netherlands
Tennant Europe N.V.	Belgium
Tennant GmbH & Co. KG	Federal Republic of Germany
Tennant Holding B.V.	Netherlands
Tennant Holding A (Italy) B.V.	Netherlands
Tennant Holding B (Italy) B.V.	Netherlands
Tennant Holding C (Italy) B.V.	Netherlands
Tennant Holding (US), Inc.	Minnesota
Tennant Holdings LLC	Minnesota
Tennant Hong Kong Limited	Hong Kong
Tennant International Holding B.V.	Netherlands

Tennant International Holding LLC	Minnesota
Tennant NL B.V.	Netherlands
Tennant N.V.	Netherlands
Tennant Netherland Holding B.V.	Netherlands
Tennant New Zealand Ltd.	New Zealand
Tennant Portugal E. de L., S.U., L. da	Portuguese Republic
Tennant S.A.	French Republic
Tennant SA Holdings LLC	Minnesota
Tennant Sales & Service Canada ULC	British Columbia, Canada
Tennant Sales and Service Company	Minnesota
Tennant Sales and Service Spain, S.A.	Kingdom of Spain
Tennant Scotland Limited	United Kingdom
Tennant Sverige AB	Kingdom of Sweden
Tennant UK Cleaning Solutions Ltd.	United Kingdom
Tennant UK Limited	United Kingdom
Tennant Ventas & Servicios de Mexico	United Mexican States
Tennant Verwaltungs-gesellschaft GmbH	Federal Republic of Germany
TNC C.V.	Netherlands
Vaclensa Ltd.	United Kingdom
Walter-Broadley Limited	United Kingdom
Walter-Broadley Machines Limited	United Kingdom
Water Star, Inc.	Ohio
Joint Ventures

I-Team North America B.V.	Netherlands